Exhibit 99.1

Wolf Haldenstein Adler Freeman & Herz llp

JOHN L FREEMAN	founded 1888		M. JOSHUA ABER
EDGAR J. NATHAN, 3rd	270 MADISON AVENUE		CARL R. SLOAN
CHARLES H. BALLER	NEW YORK, NY 10016		ROBERT B. WEINTRAUB
DAVID A. RUTTENBERG	212-545-4600		ROBERT ABRAMS
DANIEL W. KRASNER	www.whafh.com		OF COUNSEL
FRED T. ISQUITH			————
STUART M. SAFT*	————		ALAN McDOWELL☐
ERIC B. LEVINE			LINDA A. REDLISKY
JEFFREY G. SMITH†			NANCY S. PITKOFSKY[o]
FRANCIS M. GREGOREK†			MICHAEL C. MULé[o]
MARY JANE FAIT†	SYMPHONY TOWERS	625 NORTH FLAGLER DRIVE	RACHELE R. RICKERT◆
ROBERT D. STEELE	750 B STREET - SUITE 2770	9TH FLOOR	THOMAS H. BURT
MARK C. SILVERSTEIN	SAN DIEGO, CA 92101	WEST PALM BEACH, FL 33401	JILL H. BLUMBERG[o]
ELI D. GREENBERG	619-239-4599	561-833-1776	SCOTT J. FARRELL[o]
PETER C. HARRAR			KATE M. McGUIRE
LAWRENCE P. KOLKER			LAUREN P. KRAUS°
MARK C. RIFKIN◆	WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLC		GUSTAVO BRUCKNER[o]
JEFFREY M. SCHWARTZ	55 WEST MONROE STREET, SUITE 1111		STACEY T. KELLY[o]
MICHAEL JAFFE†	CHICAGO, IL 60603		RONNIE BRONSTEIN
MARIA I. BELTRANI*	312-984-0000		PAULETTE S. FOX[o]
MICHAEL E. FLEISS			MICHAEL J. MISKE
BETSY C. MANIFOLD†			TAMARA E. GROSS
ALEXANDER H. SCHMIDT[o]	DIRECT DIAL 212-545-4672		CHRISTOPHER S. HINTON
JEFFREY S. REICH*	FACSIMILE 212-545-4677		JOSHUA BERENGARTEN
GREGORY M. NESPOLE	Kolker@whafh.com		INGRID C. MANEVITZ[o]
DAVID L. WALES			MATTHEW M. GUINEY
FRANCIS A. BOTTINI, JR.Ú			MARTHA J. BROSIUS
DEMET BASAR[o]			AYA BOUCHEDID
ADAM J. LEVITT‡	May 19, 2005		JULIE F. CORBOÚ
LISA A. LOWENTHAL			————
STEVEN D. SLADKUS			also admitted *fl, †ca, [o]nj, ◆il only admitted Úca, ‡il, ☐va, ◆nj & pa

VIA E-MAIL and
FEDERAL EXPRESS

Ms. Jennifer R. Johnson
Case Manager
American Arbitration Association
6795 North Palm Ave., 2nd Floor
Fresno, CA 93704

Re:	Demand for Arbitration; request for preliminary hearing

Dear Ms. Johnson:

     This is a demand for arbitration in a large, complex commercial dispute, in which class arbitration is sought. In addition, we will request that this arbitration be consolidated with the pending arbitration entitled Westin Realty Corp. et al. v. Kalmia Investors LLC v. Starwood Hotels & Resorts Worldwide, Inc., et al, Case No. 75 180 00399 04JRJ (“Westin Realty”), in which you are the Case Administrator.

     This demand is directed to each of the counterclaim and third-party respondents (collectively, “Respondents”) in Westin Realty, namely, Westin Realty Corp., Westin Hotels Limited Partnership, Starwood Hotels & Resorts Worldwide, Inc., 909 North Michigan Avenue Corporation, the Westin Chicago Limited Partnership, the Westin St. Francis Limited Partnership, and the St. Francis Hotel Corporation. Each of these parties is represented by William A. Brewer, III, Esq. of the law firm of Bickel & Brewer, located at 4800 Bank One

Wolf Haldenstein Adler Freeman & Herz llp

Ms. Jennifer R. Johnson
May 19, 2005

Center, 1717 Main Street, Dallas, Texas 75201, telephone: 214-653-4000 and fax: 214-653-1015.

     Claimants, Mr. Ralph Silver and Dr. Warren Heller, limited partners of Westin Hotels Limited Partnership (the “Partnership”), hereby demand arbitration under the Partnership’s Agreement of Limited Partnership, the arbitration provision of which (the “Arbitration Agreement”) is attached hereto.

     Claimants, on behalf of the proposed Class of all the limited partners of the Partnership, allege that the Respondents Westin Realty Corp., Starwood Resorts & Hotels Worldwide, Inc., 909 North Michigan Avenue Corporation and St. Francis Hotel Corporation (collectively, “Starwood”), in breach of their fiduciary and contractual duties, have engaged in a pattern of conduct that was designed to, and did, inflate the expenses charged to the hotels owned by the Partnership and managed by Starwood and engage in other improper conduct which reduced the cash flow and other proceeds to the Partnership and the Class and increased the cash flow to Starwood. This has damaged Claimants and the Class by depressing the returns on their investments in the Partnership (which is presently in liquidation). It is not yet practicable to estimate damages with any reasonable certainty; however, Claimants believe that the damages to the Class exceed $10 million and that the relief sought will significantly exceed that amount.

     This is not a consumer dispute (except to the extent that investors may be deemed consumers under certain laws and regulations). This dispute does not arise out of an employment relationship (except to the extent that the management of the Partnership’s hotels involves certain employment relationships).

     Pursuant to the Arbitration Agreement, Claimants request a hearing in Seattle, Washington. This demand and the Arbitration Agreement are hereby being filed. Claimants request that the American Arbitration Association commence administration of this arbitration. Claimants request that this arbitration proceed pursuant to the AAA Rules for Arbitrations in Large, Complex Commercial Disputes and pursuant to the AAA Supplementary Rules for Class Arbitrations (except as those rules may be varied to facilitate consolidation with the Westin Realty matter).

     Claimants agree to arbitrate this matter before the three arbitrators already chosen in the Westin Realty matter. We request that a preliminary hearing be scheduled by telephone at the arbitrators’ and counsel’s earliest convenience to discuss the administration of the various procedural issues raised by the commencement of this matter.

     I am enclosing by federal express a check in the amount of $3,250 pursuant to Class Arbitration Rule 11.

Wolf Haldenstein Adler Freeman & Herz llp

Ms. Jennifer R. Johnson
May 19, 2005

     Thank you for your attention.

Very truly yours,

Lawrence P. Kolker

LPK:jg\403043
Enclosures

cc:	Ms. Noreen L. Garcia
(e-mail: garcian@adr.org)
Thomas J. Brewer, Esq.
(e-mail: tjbrewer@qwest.net)
Hon. Richard P. Guy
(e-mail: guyr002@hawaii.rr.com)
Lawrence R. Mills, Esq.
(e-mail: lmills@mms-seattle.com)
William A. Brewer, III, Esq.
(e-mail: wab@bickelbrewer. com)
Cecelia Fanelli, Esq.
(e-mail: cfanelli@stroock.com)